UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 3, 2008
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Krotz Springs Acquisition
     On July 3, 2008, Alon USA Energy, Inc. (the “Company”), through its subsidiary, Alon Refining Krotz Springs, Inc., a Delaware corporation (“Alon Krotz Springs”), completed the acquisition (the “Krotz Springs Acquisition”) of all of the outstanding capital stock of Valero Refining Company-Louisiana (“Valero Krotz Springs”). The Krotz Springs Acquisition was completed pursuant to the Stock Purchase Agreement, by and among Alon Krotz Springs, Valero Refining and Marketing Company (“VRMC”), the sole stockholder of Valero Krotz Springs, and Valero Krotz Springs, dated as of May 7, 2008 (the “Purchase Agreement”). Valero Krotz Springs’ primary assets include a crude oil refinery in Krotz Springs, Louisiana and crude oil inventories. The purchase price for the outstanding capital stock of Valero Krotz Springs consisted of approximately $333 million in cash plus approximately $140 million for working capital, including inventories. VRMC is eligible to receive potential “earnout” payments for three years, as described below under the caption “Earnout Agreement.”
     The cash portion of the purchase price and working capital payment were funded in part by borrowings under a $302 million term loan credit facility, borrowings under a $400 million revolver facility and proceeds from the sale of preferred stock of the parent company of Alon Krotz Springs to Alon Israel Oil Company, Ltd. (“Alon Israel”), the Company’s majority stockholder.
     The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2008 (SEC File No. 001-32567) and is incorporated by reference into this Item 2.01, and the First Amendment to the Purchase Agreement (described below).
     The press release issued by the Company on July 3, 2008 with respect to the completion of the Krotz Springs Acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.01.
Amendment to Stock Purchase Agreement
     In connection with the completion of the Krotz Springs Acquisition, on July 3, 2008, Alon Krotz Springs entered into a First Amendment to Stock Purchase Agreement (the “First Amendment”), by and among Alon Krotz Springs, VRMC and Valero Krotz Springs, which amends the Purchase Agreement.
     The First Amendment amends the Purchase Agreement to, among other things, (i) provide for certain revised exhibits and disclosure schedules to the Purchase Agreement, (ii) clarify certain provisions regarding (A) representations as to material contracts and environmental matters and (B) post-closing payments to retained employees, and (iii) limit the use by Alon Krotz Springs of any names or logos owned by VRMC.

     A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the First Amendment contained herein is qualified in its entirety by reference to the full text of the First Amendment.
Earnout Agreement
     In connection with the completion of the Krotz Springs Acquisition, Alon Krotz Springs and VRMC entered into an Earnout Agreement (the “Earnout Agreement”), dated as of July 3, 2008. The Earnout Agreement provides for up to three annual payments to VRMC based on average market prices for crude oil, regular unleaded gasoline and ultra low sulfur diesel in the preceding twelve month period compared to minimum thresholds.
     Each of the earnout payments, if applicable, shall be paid on each of the first three anniversaries of the date of the Earnout Agreement.
Offtake Agreement
     In connection with the completion of the Krotz Springs Acquisition, Alon Krotz Springs and Valero Marketing and Supply Company (“VMSC”), an affiliate of VRMC, entered into an Offtake Agreement (the “Offtake Agreement”), dated as of July 3, 2008. The Offtake Agreement provides for VMSC to purchase from Alon Krotz Springs certain specified products and other products as may be mutually agreed from time to time by the parties. The products include regular unleaded gasoline, premium unleaded gasoline, ultra low sulfur diesel, jet fuel, light cycle oil, high sulfur No. 2 oil blendstock, butane/butylene, poly C4, normal butane, LPG mix, propane/propylene, high sulfur slurry, low sulfur atmospheric tower bottoms and ammonium thiosulfate. The products will be delivered based on a good-faith non-binding forecast of VMSC’s monthly requirements.
     During the term of the Offtake Agreement, VMSC agrees to maintain the railcars it leases in connection with the transportation of propane/propylene from the Krotz Springs refinery. At the end of the term of the Offtake Agreement as it applies to propane/propylene, VMSC will assign the railcar leases to Alon Krotz Springs.
     The length of the term of the Offtake Agreement as it applies to the various refined products produced at the Krotz Springs refinery is as follows: (i) five years for light cycle oil and straight run diesel; (ii) one year for regular and premium unleaded gasoline; and (iii) three months for the remaining refined products.
     The Offtake Agreement may be terminated (i) if an event of force majeure has occurred for more than 60 consecutive days, (ii) if a party materially defaults in its obligations under the agreement, (iii) if a party declares bankruptcy or is declared bankrupt or insolvent. If not so terminated, the Offtake Agreement will terminate on the date that all of the purchase and sale obligations for all products end.
Credit Suisse Term Loan
     On July 3, 2008, Alon Refining Louisiana, Inc., a Delaware corporation (“Alon Louisiana”), and Alon Krotz Springs entered into a Term Loan Agreement (the “Credit Suisse

Term Loan”), by and among Alon Louisiana, Alon Krotz Springs, as borrower, the lenders party thereto and Credit Suisse, as administrative agent.
     Borrowings under the Credit Suisse Term Loan are available in the form of a term loan facility available as a single borrowing on the closing date of the Credit Suisse Term Loan (the “Closing Date”) in an aggregate principal amount of $295 million, including $50 million to support hedging. The loan under the Credit Suisse Term Loan will mature on the sixth anniversary of the Closing Date.
     Proceeds received by Alon Krotz Springs under the Credit Suisse Term Loan were used to finance a portion of the Krotz Springs Acquisition.
     Obligations under the Credit Suisse Term Loan are guaranteed by Alon Louisiana. The obligations under the Credit Suisse Term Loan are secured by (i) a first priority lien on all of the exiting and future equity interests or debt securities held by Alon Louisiana or Alon Krotz Springs, (ii) a first priority lien on substantially all of the existing and future assets of Alon Louisiana and Alon Krotz Springs, except for accounts receivable and inventory, and (iii) a second priority lien on the existing and future accounts receivable and inventory of Alon Louisiana and Alon Krotz Springs. Borrowings under the Credit Suisse Term Loan bear interest at a rate of 10.75% per annum.
     The Credit Suisse Term Loan includes customary events of default and restrictions and restrictions on the activities of Alon Louisiana and Alon Krotz Springs.
     A copy of the Credit Suisse Term Loan is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The description of the Credit Suisse Term Loan contained herein is qualified in its entirety by reference to the full text of the Credit Suisse Term Loan.
Bank of America Revolver
     On July 3, 2008, Alon Louisiana and Alon Krotz Springs entered into a Loan and Security Agreement (the “Bank of America Revolver”) by and among Alon Louisiana and Alon Krotz Springs, as borrower, the lenders party thereto and Bank of America, N.A., as agent.
     The Bank of America Revolver provides for revolving loans and letters of credit in an aggregate principal amount of $400 million; which amount may be increased to $500 million provided that the current lenders agree to increase their commitment amounts or new lenders agree to make such commitments. The Bank of America Revolver terminates on July 3, 2013, unless terminated earlier as provided for in the Bank of America Revolver. Borrowings by Alon Krotz Springs under the Bank of America Revolver were used to finance a portion of the Krotz Springs Acquisition.
     Obligations under the Bank of America Revolver are guaranteed by Alon Louisiana. The obligations under the Bank of America Revolver are secured by (i) a second priority lien on all of the exiting and future equity interests or debt securities held by Alon Louisiana or Alon Krotz Springs, (ii) a second priority lien on substantially all of the existing and future held assets of Alon Louisiana and Alon Krotz Springs, except for accounts receivable and inventory, and (iii) a first priority lien on the existing and future accounts receivable and inventory of Alon Louisiana and Alon Krotz Springs. Borrowings under the Bank of America Revolver bear interest at the London Interbank Offering Rate (LIBOR) plus an applicable margin determined at the end of each fiscal quarter by reference to the fixed charge coverage ratio of Alon Krotz Springs and its subsidiaries. Until March 31, 2009, such applicable margin will be fixed at 2%.
     The Bank of America Revolver includes customary events of default and restrictions and restrictions on the activities of Alon Louisiana and its subsidiaries.
     A copy of the Bank of America Revolver is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The description of the Bank of America Revolver contained herein is qualified in its entirety by reference to the full text of the Bank of America Revolver.
Amendment to Israel Discount Bank of New York Credit Facility
     On July 3, 2008, the Company and Alon USA, LP, a Texas limited partnership and a subsidiary of the Company (“Alon USA”), entered into the Waiver, Consent, Partial Release and Fourth Amendment by and among Alon USA as borrower, the Company, Israel Discount Bank of New York, as administrative agent, co-arranger and collateral agent (“IDB”), Bank Leumi USA, as co-arranger, and certain other guarantor companies and financial institutions from time to time named therein (the “IDB Amendment”). The IDB Amendment amends and waives certain terms of the Amended Revolving Credit Agreement, dated as of June 22, 2006, as amended from time to time thereafter (the “IDB Credit Facility”).
     The IDB Amendment provides for the release of (i) Alon Louisiana Holdings, Inc, a Delaware corporation and the sole stockholder of Alon Louisiana (“Alon Holdings”), Alon Louisiana and Alon Krotz Springs (collectively, the “Released Parties”) from the agreements and obligations under the IDB Credit Facility, including the release of liens held by IDB and the other lenders party thereto against the assets of the Released Parties and (ii) the liens held by IDB and the other lenders party thereto on the equity interests of the Released Parties, in connection with the execution of the Credit Suisse Term Loan and the Bank of America Revolver.
     A copy of the IDB Amendment is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The description of the IDB Amendment contained herein is qualified in its entirety by reference to the full text of the IDB Amendment.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under the captions “Credit Suisse Term Loan” and “Bank of America Revolver” in Item 1.01 hereof is incorporated by reference into this Item 2.03. The information set forth in Item 3.02 hereof is incorporated by reference into this Item 2.03.
Credit Suisse Obligations
     On July 3, 2008, the Company borrowed $295 million under the Credit Suisse Term Loan. Proceeds of the borrowing were used to fund a portion of the purchase price for the Krotz Springs Acquisition and to support hedging activities.

Bank of America Obligations
     On July 3, 2008, the Company borrowed $143 million under the Bank of America Revolver. Proceeds of the borrowing were used to fund a portion of the purchase price for the Krotz Springs Acquisition.
Item 3.02 Unregistered Sales of Equity Securities.
     On July 3, 2008, pursuant to the terms of a Series A Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of July 3, 2008, entered into by and between Alon Louisiana and Alon Israel, Alon Louisiana issued to Alon Israel 80,000 shares (the “Shares”) of Series A Preferred Stock of Alon Louisiana, par value $1,000.00 per share, for an aggregate purchase price of $80 million. The Shares accrue dividends from the date of issuance at a rate of 10.75% per annum and are payable quarterly (subject to legal restrictions on payment and restrictions under Alon Louisiana’s bank facilities).
     The Shares are subject to the terms of a Stockholders Agreement (the “Stockholders Agreement”), dated as of July 3, 2008, by and between the Company, Alon Louisiana, Alon Israel and Alon Holdings. Pursuant to the Stockholders Agreement, subject to the prior approval of the holders of a majority of the common stock of the Company, (1) the Shares may be exchanged at the election of either the Company or Alon Israel, for shares of common stock of the Company a change of control of either Alon Louisiana or the Company and (2) if not exchanged pursuant to clause (1), shall be mandatorily exchanged for shares of common stock of the Company on July 3, 2011. The number of shares of common stock of the Company to be issued and delivered upon the exchange shall be equal to the quotient obtained by dividing (i) the sum of (A) the aggregate par value of the Shares then held by Alon Israel or its permitted transferees and (B) the aggregate dividends accrued but unpaid on the Shares, by (ii) $14.39, the average of the daily closing sales price per share of the common stock of the Company on the New York Stock Exchange for each trading day during the period commencing on the day 90 days prior to the date of the Stockholders Agreement.
     In addition, during the 18-month period following the date of issuance of the Shares, each of Alon Louisiana and the Company have the option to purchase from Alon Israel all or a portion of the Shares at a price per share equal to the par value plus accrued but unpaid dividends, subject to the prior release of the letter of credit and conditioned upon the approval of the purchase by the Company’s audit committee.
     Pursuant to the terms of the Stock Purchase Agreement, Alon Israel also caused a letter of credit in the amount of $55 million to be issued for the benefit of Bank of America, N.A. in order to support the borrowing base of Alon Krotz Springs under the Bank of America Revolver. Alon Israel shall bear the expenses of the letter of credit; however, until the earlier of (1) the release of the letter of credit or (2) six months following the initial issuance of the letter of credit, Alon Louisiana shall pay Alon Israel a fee at a per annum rate of 2% of the aggregate amount of the letter of credit outstanding (subject to adjustment as set forth in the Stock Purchase Agreement) in consideration for causing the issuance of the letter of credit. The Stockholders Agreement provides that, in the event Bank of America, N.A. draws upon the letter of credit, Alon Louisiana shall issue and deliver to Alon Israel a promissory note (with a term no longer than one year) in a principal amount equal to the amount of such draw and bearing interest at a rate of 10.75% per annum.
     The Stock Purchase Agreement and Stockholders Agreement and the rights and preferences of the Shares were negotiated and approved by a committee of independent and disinterested directors of the Company’s Board of Directors.
     The Shares were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the limited number of purchasers, their sophistication in financial matters and their access to information concerning the Company.
     Copies of the Stock Purchase Agreement and Stockholders Agreement are attached hereto as Exhibits 10.5 and 10.6, respectively, and are incorporated herein by reference. The descriptions of the Stock Purchase Agreement and Stockholders Agreement contained herein are qualified in their entirety by reference to the full text of the Stock Purchase Agreement and Stockholders Agreement.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     We intend to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.
     (b) Pro Forma Financial Information.
     We intend to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

     (d) Exhibits.

Exhibit
Number	Description

10.1	First Amendment to Stock Purchase Agreement, dated as of July 3, 2008, by and among Valero Refining and Marketing Company, Alon Refining Krotz Springs, Inc. and Valero Refining Company-Louisiana.

10.2	Term Loan Agreement, dated as of July 3, 2008, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Credit Suisse, as administrative agent and collateral agent.

10.3	Loan and Security Agreement, dated as of July 3, 2008, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent.

10.4	Waiver, Consent, Partial Release and Fourth Amendment, dated as of July 3, 2008, by and among USA Energy, Inc., Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein.

10.5	Series A Preferred Stock Purchase Agreement, dated as of July 3, 2008, by and between Alon Refining Louisiana, Inc. and Alon Israel Oil Company, Ltd.

10.6	Stockholders Agreement, dated as of July 3, 2008, by and among Alon USA Energy, Inc., Alon Refining Louisiana, Inc., Alon Louisiana Holdings, Inc. and Alon Israel Oil Company, Ltd.

99.1	Press Release of the Company dated July 7, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Vice President, General Counsel and Secretary

Date: July 10, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	First Amendment to Stock Purchase Agreement, dated as of July 3, 2008, by and among Valero Refining and Marketing Company, Alon Refining Krotz Springs, Inc. and Valero Refining Company-Louisiana.

10.2	Term Loan Agreement, dated as of July 3, 2008, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Credit Suisse, as administrative agent and collateral agent.

10.3	Loan and Security Agreement, dated as of July 3, 2008, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent.

10.4	Waiver, Consent, Partial Release and Fourth Amendment, dated as of July 3, 2008, by and among USA Energy, Inc., Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein.

10.5	Series A Preferred Stock Purchase Agreement, dated as of July 3, 2008, by and between Alon Refining Louisiana, Inc. and Alon Israel Oil Company, Ltd.

10.6	Stockholders Agreement, dated as of July 3, 2008, by and among Alon USA Energy, Inc., Alon Refining Louisiana, Inc., Alon Louisiana Holdings, Inc. and Alon Israel Oil Company, Ltd.

99.1	Press Release of the Company dated July 7, 2008.